Exhibit 10.2

AMENDMENT TO
EMPLOYMENT AGREEMENT
This AMENDMENT (this “Amendment”), dated March 20, 2020 (the “Effective Date”), to the Employment Agreement, dated February 20, 2017 (the “Employment Agreement”), between KGH Intermediate Holdco II, LLC (the “Company”), and Phung Ngo-Burns, an individual (the “Employee”), is made and entered into by and among the Company and the Employee (each a “Party” and collectively the “Parties”).
WHEREAS, the Parties desire to amend the Employment Agreement to provide for Compensation Committee evaluation and adjustment from time to time of salary, similar to comparable NexTier executives; and
WHEREAS, the Parties desire to amend the Employment Agreement as set forth herein, effective as of the Effective Date.
NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, the Parties hereby agree as follows:

1.	Effective as of the Effective Date, a new sentence is added to the end of Section 3(a) to read as follows:
“The Base Salary will be subject to review at least annually by the Compensation Committee for increase, but not decrease below the amount set forth in this Section 3(a).”

2.
Unless otherwise defined in this Amendment, terms used in this Amendment which are defined in the Employment Agreement shall have the meanings assigned to such terms in the Employment Agreement. Except as specifically provided for in this Amendment, all terms and conditions of the Employment Agreement shall continue in full force and effect. This Amendment and the Employment Agreement shall be read and construed as one instrument. From and after the Effective Date, each reference in the Employment Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Employment Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Employment Agreement as amended by the Amendment. The provisions set forth in Section 9. Other Provisions of the Employment Agreement shall apply to this Amendment or as applicable, the Employment Agreement as amended by this Amendment, mutatis mutandis.

3.
This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. By signing where indicated below you agree to the terms and conditions hereof.

[Signatures on Next Page]

Phung Ngo-Burns

/s/ Phung Ngo-Burns

KGH Intermediate Holdco II, LLC

By:	/s/ Kenneth Pucheu
Name:	Kenneth Pucheu
Title:	Chief Financial Officer
IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.